Calydon, Inc.

Management Incentive and Retention Plan, As Amended

      1. Purpose of Plan. The purpose of this plan is to establish a management incentive and retention plan that will provide incentives to designated senior management employees of Calydon, Inc. ("Calydon") to remain in employment with Calydon for a period of time up to and through the sale or transfer of all or substantially all the assets of Calydon or a merger or consolidation that results in shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving, continuing or purchasing entity (a "Sale").

      2. Effective Date. The effective date of this plan is June 15, 2001.

      3. Eligibility and Amount of Retention Payment. Calydon employees designated by the Board of Directors (the "Board") and identified in a notice approved by the Board and signed by Calydon's Chief Executive Officer or Chairman of the Compensation Committee of the Board of Directors (each a "Designated Employee") shall be eligible to receive a retention payment on terms set forth in the signed written notice (as shown in Exhibit A) and this plan. Calydon will pay, in cash or other consideration, an incentive and retention bonus to Designated Employees up to an aggregate amount of 10% of the net proceeds of a Sale after payment of all related expenses (including without limitation all counsel and investment banking fees). Such bonus shall be paid immediately upon receipt of such net proceeds after payment of all indebtedness of Calydon (including without limitation all bridge loans and other indebtedness owed to Calydon's shareholders) but prior to any amounts being paid or distributed to Calydon shareholders in respect of their capital stock. The amount to be paid to any Designated Employee (as specified in Exhibit A hereto) shall not be increased or decreased by the failure of any other Designated Employee to satisfy the conditions for payment of a retention bonus to such other Designated Employee.

      4. Conditions for Retention Payments.

      (a)   Conditions for Retention Payments. Subject to the consummation of a Sale, a Designated Employee shall be entitled to receive the retention payment referred to in Section 3 above provided that the Designated Employee:

(i)   keeps confidential this plan and his eligibility and rights under this plan (except with respect to his family and tax or legal advisors provided they agree to keep this plan confidential), and

(ii)   remains in continuous employment with Calydon through the consummation of a Sale or through such shorter period of time if his employment with Calydon is: (1) terminated as a result of his death or "Disability" (as defined below), or (2) involuntarily terminated by Calydon for reasons other than for "Cause" (as defined below).

      (b)   Defined Terms.

(i)   Cause Defined. For purpose of this retention plan, the term "Cause" means the following conduct on the part of a Designated Employee, as reasonably determined by the Board:

(1)   the commission by the Designated Employee of an act of criminal or fraudulent misconduct in the line of duty to Calydon, an act that constitutes a conflict of interest with Calydon or the shareholders of Calydon or a breach of a fiduciary duty owed by the Designated Employee to Calydon or the shareholders of Calydon;

(2)   the Designated Employee's habitual absence from work, intentional failure to perform stated duties, consistent manipulation or avoidance of Calydon's policies or procedures, negligence or incompetence in the performance of stated duties with Calydon;

(3)   the Designated Employee's alcohol or drug abuse that results in an impairment of the Designated Employee's ability to perform his duties as an employee of Calydon; or

(4)   the rendering of a verdict of guilty against the Designated Employee for (or the entry of a plea of nolo contendre or no contest with respect to) any criminal offense (other than a misdemeanor traffic violation or similar offense), whether or not in the line of duty.

(ii)   Disability Defined. For purposes of this plan, the term "Disability" means a physical or mental illness or injury that prevents the Designated Employee from performing any duties for Calydon as reasonably determined in good faith by the Board.

      5. Offsets and Withholding; Parachute Excise Tax.

      (a) Calydon will withhold applicable federal, state, local and foreign income and employment taxes from any payments under this plan.

      (b) Notwithstanding any other provision of this plan to the contrary, if any benefit provided under this Plan (the "Plan Benefits") along with any other cash payment, acceleration of vesting of a stock option, or other benefit (collectively referred to as "Other Benefits") would (i) constitute a "parachute payment" within the meaning of the term in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Plan Benefit shall be reduced ,if necessary, to produce the largest after-tax benefit of the total of the Plan Benefits and Other Benefits to the Eligible Employee after taking into account all applicable federal, state and local employment taxes, income taxes and the Excise Tax (all computed at the highest applicable marginal rates).

      6. Nonexclusivity. Nothing herein shall prevent, limit or affect any Designated Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by Calydon and for which the Designated Employee may otherwise qualify. Except as otherwise expressly provided herein, amounts which are vested benefits or payments or which a Designated Employee is otherwise entitled to receive under any other plan, policy, practice or program, or as a Calydon shareholder, at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program.

      7. Employment Status. This plan does not constitute a contract of employment or impose on Calydon any obligation (i) to retain any Designated Employee as an employee, (ii) to change the status of the Designated Employee's employment, or (iii) to change the policies of Calydon regarding termination of employment (including termination at-will employment).

      8. Duration. This plan shall remain in effect from the effective date until December 31, 2001; provided, however, that the Board may renew the plan for an indeterminate number of additional one year terms.

      9. No Amendment or Termination. The Board may amend or terminate this plan at any time at its discretion; provided, however, that no amendment which adversely affects any Designated Employee's rights under this plan shall be effective after any Designated Employee has been notified of his or her eligibility and potential benefits under this plan, unless such Designated Employee consents in writing to such amendment. This plan shall not terminate or expire with respect to any Designated Employee who becomes entitled to any retention payment hereunder until such Designated Employee shall have received such payment in full as required under this plan.

      10. Non-ERISA Plan. This plan is a bonus plan and not an "employee benefit plan" within the meaning of that term as defined in Section 3(3) of the federal Employee Retirement Income Security Act.

Exhibit A

Written Notice to Eligible Employees

June 15, 2001

Dr. Daniel Henderson, President and CEO Dr. D.-C. Yu, VP Research Dr. Rukmini Pennathur-Das	60% of the 10% 30% of the 10% 10% of the 10%

_____________________________________ Dr. Daniel Henderson, CEO	_____________________________________ Mr. Kenneth Kelley, Chairman Compensation Committee of the Board of Directors

Amendment to the Management Incentive and Retention Plan

      This Amendment (the "Amendment") to the Management Incentive and Retention Plan (the "Retention Plan") is entered into as of the 1st day of August, 2001 by Calydon, Inc. (the "Company" or "Calydon") and Daniel Henderson (the "Participant").

RECITALS

      A. The Company and Cell Genesys, Inc. have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Cell Genesys, Inc., Satellite Acquisition Corporation, and the Company pursuant to which the Company will become a wholly owned subsidiary of Cell Genesys, Inc. (the "Merger").

      B. If the Merger closes, the Reorganization Agreement provides that Cell Genesys, Inc. shall assume the obligations of the Company pursuant to the Retention Plan.

AGREEMENT

      1.   In the event the Merger closes, payments under the Retention Plan to the Participant shall be made solely in accordance with this Amendment. In the event that the Merger does not close, the original terms of the Retention Plan shall govern the rights of the Participant and this Amendment shall have no force or effect.

      2.   In the event that the Merger closes, the Participant shall receive from Cell Genesys, Inc. 47,850 shares of common stock of Cell Genesys, Inc. (the "Share Payment") and $15.63 in cash. The Participant agrees that once he has received the Share Payment, after giving effect to the reductions set forth in paragraphs 3 and 4 of this Amendment, such Share Payment shall fulfill any and all obligations owed to the Participant under the Retention Plan and this Amendment by the Company, Cell Genesys, Inc. or any affiliate or successor of the Company or Cell Genesys, Inc.

      3.   Cell Genesys, Inc. shall withhold applicable federal and state income and employment taxes from the Share Payment made to the Participant. If no Withholding Election (as defined below) is made by the Participant, Cell Genesys, Inc. shall withhold 28% of the Share Payment for federal income tax purposes, 6% of the Share Payment for state income tax purposes and 1.45% of the Share Payment for hospital insurance tax purposes. Notwithstanding the foregoing, the Participant may elect (a "Withholding Election") to have Cell Genesys, Inc. withhold additional amounts from the Share Payment, so long as the total amounts to be withheld do not exceed 39.1% of the Share Payment for federal income tax purposes, 9.3% of the Share Payment for state income tax purposes and 1.45% of the Share Payment for hospital insurance tax purposes. A Withholding Election, if any, shall be made by the Participant by delivering a written notice to the Company at least one week prior to the closing of the Merger specifying the percentage to be withheld in accordance with the preceding sentence. For purposes of this paragraph, the value of the Share Payment shall be determined by multiplying the number of Cell Genesys, Inc. common shares in the Share Payment (after any Cut Back pursuant to paragraph 4 but prior to any withholding pursuant to this paragraph) by the mean between the high and low of the trading price of Cell Genesys, Inc.'s common stock as traded during regular trading hours on the Nasdaq National Market.

      4.   Notwithstanding any other provision of this Amendment to the contrary, if any benefit provided under this Amendment ("Plan Benefit") along with any other cash payment, acceleration of vesting of a stock option, or other benefit, including any benefit provided under the Executive Change of Control Severance Benefit Plan (such benefits other than the Plan Benefit and, with respect to Daniel R. Henderson, other than the Consulting Agreement being entered into by and between Cell Genesys, Inc. and Daniel R. Henderson, being collectively referred to as "Other Benefits") would (i) constitute a "parachute payment" within the meaning of the term in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, unless shareholder approval of such Plan Benefit, to the extent that it constitutes "excess parachute payments" within the meaning of Code Section 280G(b)(1) and the proposed Treasury Regulations thereunder, is obtained in accordance with Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, such Other Benefits shall be reduced to the greatest amount as would result in no portion of the Plan Benefit or Other Benefits being subject to the Excise Tax. In the event Other Benefits are reduced to zero and a portion of the Plan Benefit would be subject to the Excise Tax, the Plan Benefit shall be reduced to the greatest amount as would result in no portion of the Plan Benefit or Other Benefits being subject to the Excise Tax (the "Cut Back"). In the event shares of common stock of Cell Genesys, Inc. are not paid to the Participant due to the Cut Back, such shares of common stock not paid to the Participant shall be referred to as the "Cut Back Shares."

      5.   Nothing herein shall prevent, limit or affect the Participant's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by Calydon and for which the Participant may otherwise qualify. Except as otherwise expressly provided herein, amounts which are vested benefits or payments or which the Participant is otherwise entitled to receive under any other plan, policy, practice or program, or as a Calydon shareholder, at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program.

      6.   The Board of Directors of the Company may amend or terminate this Amendment at any time at its discretion; provided, however, that no amendment which adversely affects the Participant's rights under this Amendment shall be effective, unless the Participant consents in writing to such amendment.

      7.   This Amendment does not constitute a contract of employment or impose on Calydon any obligation (i) to retain the Participant as an employee, (ii) to change the status of the Participant's employment, or (iii) to change the policies of Calydon regarding termination of employment (including termination at-will employment).

      8.   This Amendment and the Severance Plan (as amended effective upon the closing of the Merger) constitute the entire agreement of the parties with respect to the subject matter hereof and may only be amended by means of a writing signed by the Participant, the Company and the President of Cell Genesys, Inc.

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first above written.

Calydon, Inc.

By:________________________________

[Title]

      The undersigned Participant acknowledges receipt of the foregoing Amendment and agrees to the amendment of the Retention Plan with respect to his participation therein as set forth in this Amendment.

Participant _____________________________________ [Name]

Amendment to the Management Incentive and Retention Plan

      This Amendment (the "Amendment") to the Management Incentive and Retention Plan (the "Retention Plan") is entered into as of the 1st day of August, 2001 by Calydon, Inc. (the "Company" or "Calydon") and Rukmini Pennathur-Das (the "Participant").

RECITALS

      A. The Company and Cell Genesys, Inc. have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Cell Genesys, Inc., Satellite Acquisition Corporation, and the Company pursuant to which the Company will become a wholly owned subsidiary of Cell Genesys, Inc. (the "Merger").

      B. If the Merger closes, the Reorganization Agreement provides that Cell Genesys, Inc. shall assume the obligations of the Company pursuant to the Retention Plan.

AGREEMENT

      1.   In the event the Merger closes, payments under the Retention Plan to the Participant shall be made solely in accordance with this Amendment. In the event that the Merger does not close, the original terms of the Retention Plan shall govern the rights of the Participant and this Amendment shall have no force or effect.

      2.   In the event that the Merger closes, the Participant shall receive from Cell Genesys, Inc. 7,975 shares of common stock of Cell Genesys, Inc. (the "Share Payment") and $2.61 in cash. The Participant agrees that once he has received the Share Payment, after giving effect to the reductions set forth in paragraphs 3 and 4 of this Amendment, such Share Payment shall fulfill any and all obligations owed to the Participant under the Retention Plan and this Amendment by the Company, Cell Genesys, Inc. or any affiliate or successor of the Company or Cell Genesys, Inc.

      3.   Cell Genesys, Inc. shall withhold applicable federal and state income and employment taxes from the Share Payment made to the Participant. If no Withholding Election (as defined below) is made by the Participant, Cell Genesys, Inc. shall withhold 28% of the Share Payment for federal income tax purposes, 6% of the Share Payment for state income tax purposes and 1.45% of the Share Payment for hospital insurance tax purposes. Notwithstanding the foregoing, the Participant may elect (a "Withholding Election") to have Cell Genesys, Inc. withhold additional amounts from the Share Payment, so long as the total amounts to be withheld do not exceed 39.1% of the Share Payment for federal income tax purposes, 9.3% of the Share Payment for state income tax purposes and 1.45% of the Share Payment for hospital insurance tax purposes. A Withholding Election, if any, shall be made by the Participant by delivering a written notice to the Company at least one week prior to the closing of the Merger specifying the percentage to be withheld in accordance with the preceding sentence. For purposes of this paragraph, the value of the Share Payment shall be determined by multiplying the number of Cell Genesys, Inc. common shares in the Share Payment (after any Cut Back pursuant to paragraph 4 but prior to any withholding pursuant to this paragraph) by the mean between the high and low of the trading price of Cell Genesys, Inc.'s common stock as traded during regular trading hours on the Nasdaq National Market.

      4.   Notwithstanding any other provision of this Amendment to the contrary, if any benefit provided under this Amendment ("Plan Benefit") along with any other cash payment, acceleration of vesting of a stock option, or other benefit, including any benefit provided under the Executive Change of Control Severance Benefit Plan (such benefits other than the Plan Benefit and, with respect to Daniel R. Henderson, other than the Consulting Agreement being entered into by and between Cell Genesys, Inc. and Daniel R. Henderson, being collectively referred to as "Other Benefits") would (i) constitute a "parachute payment" within the meaning of the term in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, unless shareholder approval of such Plan Benefit, to the extent that it constitutes "excess parachute payments" within the meaning of Code Section 280G(b)(1) and the proposed Treasury Regulations thereunder, is obtained in accordance with Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, such Other Benefits shall be reduced to the greatest amount as would result in no portion of the Plan Benefit or Other Benefits being subject to the Excise Tax. In the event Other Benefits are reduced to zero and a portion of the Plan Benefit would be subject to the Excise Tax, the Plan Benefit shall be reduced to the greatest amount as would result in no portion of the Plan Benefit or Other Benefits being subject to the Excise Tax (the "Cut Back"). In the event shares of common stock of Cell Genesys, Inc. are not paid to the Participant due to the Cut Back, such shares of common stock not paid to the Participant shall be referred to as the "Cut Back Shares."

      5.   Nothing herein shall prevent, limit or affect the Participant's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by Calydon and for which the Participant may otherwise qualify. Except as otherwise expressly provided herein, amounts which are vested benefits or payments or which the Participant is otherwise entitled to receive under any other plan, policy, practice or program, or as a Calydon shareholder, at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program.

      6.   The Board of Directors of the Company may amend or terminate this Amendment at any time at its discretion; provided, however, that no amendment which adversely affects the Participant's rights under this Amendment shall be effective, unless the Participant consents in writing to such amendment.

      7.   This Amendment does not constitute a contract of employment or impose on Calydon any obligation (i) to retain the Participant as an employee, (ii) to change the status of the Participant's employment, or (iii) to change the policies of Calydon regarding termination of employment (including termination at-will employment).

      8.   This Amendment and the Severance Plan (as amended effective upon the closing of the Merger) constitute the entire agreement of the parties with respect to the subject matter hereof and may only be amended by means of a writing signed by the Participant, the Company and the President of Cell Genesys, Inc.

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first above written.

Calydon, Inc.

By:____________________________________

[Title]

      The undersigned Participant acknowledges receipt of the foregoing Amendment and agrees to the amendment of the Retention Plan with respect to his participation therein as set forth in this Amendment.

Participant _____________________________________ [Name]

Amendment to the Management Incentive and Retention Plan

      This Amendment (the "Amendment") to the Management Incentive and Retention Plan (the "Retention Plan") is entered into as of the 1st day of August, 2001 by Calydon, Inc. (the "Company" or "Calydon") and De Chao Yu (the "Participant").

RECITALS

      A. The Company and Cell Genesys, Inc. have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Cell Genesys, Inc., Satellite Acquisition Corporation, and the Company pursuant to which the Company will become a wholly owned subsidiary of Cell Genesys, Inc. (the "Merger").

      B. If the Merger closes, the Reorganization Agreement provides that Cell Genesys, Inc. shall assume the obligations of the Company pursuant to the Retention Plan.

AGREEMENT

      1.   In the event the Merger closes, payments under the Retention Plan to the Participant shall be made solely in accordance with this Amendment. In the event that the Merger does not close, the original terms of the Retention Plan shall govern the rights of the Participant and this Amendment shall have no force or effect.

      2.   In the event that the Merger closes, the Participant shall receive from Cell Genesys, Inc. 23,925 shares of common stock of Cell Genesys, Inc. (the "Share Payment") and $7.82 in cash. The Participant agrees that once he has received the Share Payment, after giving effect to the reductions set forth in paragraphs 3 and 4 of this Amendment, such Share Payment shall fulfill any and all obligations owed to the Participant under the Retention Plan and this Amendment by the Company, Cell Genesys, Inc. or any affiliate or successor of the Company or Cell Genesys, Inc.

      3.   Cell Genesys, Inc. shall withhold applicable federal and state income and employment taxes from the Share Payment made to the Participant. If no Withholding Election (as defined below) is made by the Participant, Cell Genesys, Inc. shall withhold 28% of the Share Payment for federal income tax purposes, 6% of the Share Payment for state income tax purposes and 1.45% of the Share Payment for hospital insurance tax purposes. Notwithstanding the foregoing, the Participant may elect (a "Withholding Election") to have Cell Genesys, Inc. withhold additional amounts from the Share Payment, so long as the total amounts to be withheld do not exceed 39.1% of the Share Payment for federal income tax purposes, 9.3% of the Share Payment for state income tax purposes and 1.45% of the Share Payment for hospital insurance tax purposes. A Withholding Election, if any, shall be made by the Participant by delivering a written notice to the Company at least one week prior to the closing of the Merger specifying the percentage to be withheld in accordance with the preceding sentence. For purposes of this paragraph, the value of the Share Payment shall be determined by multiplying the number of Cell Genesys, Inc. common shares in the Share Payment (after any Cut Back pursuant to paragraph 4 but prior to any withholding pursuant to this paragraph) by the mean between the high and low of the trading price of Cell Genesys, Inc.'s common stock as traded during regular trading hours on the Nasdaq National Market.

      4.   Notwithstanding any other provision of this Amendment to the contrary, if any benefit provided under this Amendment ("Plan Benefit") along with any other cash payment, acceleration of vesting of a stock option, or other benefit, including any benefit provided under the Executive Change of Control Severance Benefit Plan (such benefits other than the Plan Benefit and, with respect to Daniel R. Henderson, other than the Consulting Agreement being entered into by and between Cell Genesys, Inc. and Daniel R. Henderson, being collectively referred to as "Other Benefits") would (i) constitute a "parachute payment" within the meaning of the term in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, unless shareholder approval of such Plan Benefit, to the extent that it constitutes "excess parachute payments" within the meaning of Code Section 280G(b)(1) and the proposed Treasury Regulations thereunder, is obtained in accordance with Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, such Other Benefits shall be reduced to the greatest amount as would result in no portion of the Plan Benefit or Other Benefits being subject to the Excise Tax. In the event Other Benefits are reduced to zero and a portion of the Plan Benefit would be subject to the Excise Tax, the Plan Benefit shall be reduced to the greatest amount as would result in no portion of the Plan Benefit or Other Benefits being subject to the Excise Tax (the "Cut Back"). In the event shares of common stock of Cell Genesys, Inc. are not paid to the Participant due to the Cut Back, such shares of common stock not paid to the Participant shall be referred to as the "Cut Back Shares."

      5.   Nothing herein shall prevent, limit or affect the Participant's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by Calydon and for which the Participant may otherwise qualify. Except as otherwise expressly provided herein, amounts which are vested benefits or payments or which the Participant is otherwise entitled to receive under any other plan, policy, practice or program, or as a Calydon shareholder, at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program.

      6.   The Board of Directors of the Company may amend or terminate this Amendment at any time at its discretion; provided, however, that no amendment which adversely affects the Participant's rights under this Amendment shall be effective, unless the Participant consents in writing to such amendment.

      7.   This Amendment does not constitute a contract of employment or impose on Calydon any obligation (i) to retain the Participant as an employee, (ii) to change the status of the Participant's employment, or (iii) to change the policies of Calydon regarding termination of employment (including termination at-will employment).

      8.   This Amendment and the Severance Plan (as amended effective upon the closing of the Merger) constitute the entire agreement of the parties with respect to the subject matter hereof and may only be amended by means of a writing signed by the Participant, the Company and the President of Cell Genesys, Inc.

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first above written.

Calydon, Inc.

By:____________________________________

[Title]

      The undersigned Participant acknowledges receipt of the foregoing Amendment and agrees to the amendment of the Retention Plan with respect to his participation therein as set forth in this Amendment.

Participant _____________________________________ [Name]